EXHIBIT 99.1
575 Maryville Centre Drive St. Louis, Missouri 63141, USA www.solutia.com
FOR IMMEDIATE RELEASE	NEWS

Media: Melissa Zona +1.314.674.5555 Investors: Susannah Livingston +1.314.674.8914

Solutia Reports First Quarter 2012 Results

ST LOUIS – April 27, 2012

Note: See reconciliation tables below for adjustments made to U.S. GAAP financial measures and discussion of items affecting results.

First Quarter 2012: Consolidated Results from Continuing Operations
Solutia Inc. (NYSE: SOA) today reported net sales for the first quarter 2012 of $498 million, down $11 million or 2 percent from the same period in 2011. Reported income from continuing operations attributable to Solutia was $53 million in the first quarter 2012, down $12 million from the same period in 2011.  Both periods were impacted by certain events affecting comparability (detailed below), which resulted in a net after-tax charge of $15 million in 2012 and a net after-tax gain of $5 million in 2011.  Excluding these items, Adjusted Earnings increased $8 million.  Adjusted EBITDA (defined below) in the first quarter of 2012 totaled $126 million, down $9 million from the same period in 2011.  Higher average selling prices and lower manufacturing costs were more than offset by lower sales volumes, higher raw materials costs and increased research and development expenditures.  Adjusted EPS totaled $.55, up $.05 or 10 percent from the same period in 2011 as lower interest expense and lower income taxes more than offset the decline in Adjusted EBITDA.  Interest expense was lower as a result of the debt reduction achieved in 2011, and income taxes were lower primarily due to the reversal of a deferred tax liability related to the extension of the Company’s tax holiday in Malaysia.

Segment Data
In order to aid understanding of Solutia’s business performance, the results of its business segments are presented on an adjusted basis and reconciled to the comparable GAAP measures in the tables below.

Advanced Interlayers Segment

Advanced Interlayers’ first quarter 2012 net sales totaled $203 million, a decrease of $10 million or 5 percent from the same period in 2011.  Adjusted EBITDA decreased $9 million to $40 million for the first quarter of 2012 compared to the prior year period.  This earnings decrease was primarily due to lower sales volumes and selling prices in the photovoltaic encapsulants operating segment and increased raw material costs, partially offset by higher average selling prices as a result of price increases on annual customer contracts in the Saflex® interlayer business.

Performance Films Segment

Performance Films’ first quarter 2012 net sales totaled $85 million, an increase of $9 million or 12 percent from the same period in 2011.  The increase in net sales was due to the acquisition of Southwall and to strong window film sales in Asia and North America.  Partially offsetting these gains were lower technical film sales into a softer e-reader market in 2012. Adjusted EBITDA decreased $3 million to $16 million for the first quarter of 2012 compared to the prior year period.  This earnings decrease was primarily due to increased raw material costs and higher manufacturing costs, partially offset by higher sales volumes within the automotive market.

Technical Specialties Segment

Technical Specialties’ first quarter 2012 net sales totaled $210 million, a decrease of $10 million or 5 percent from the same period in 2011.  Adjusting for divested other rubber chemicals businesses, sales were down $4 million or 2 percent.  Adjusted EBITDA increased $3 million to $84 million for the first quarter of 2012 compared to the prior year period.  This increase in earnings was primarily due to a favorable selling price/raw material cost spread and lower manufacturing costs, partially offset by lower sales volumes predominantly in the Europe and China markets, higher research and development expenditures and the loss of earnings resulting from the divestiture of certain other rubber chemicals businesses.

Unallocated and Other

Unallocated and other expenses reduced Adjusted EBITDA by $14 million, and were flat compared to the first quarter of 2011.

Leverage and Liquidity

The Company ended the quarter with net debt (gross debt less cash) of $1.23 billion and liquidity of $387 million.   Cash used by continuing operations less capital expenditures for the first quarter of 2012 was $8 million compared to cash generation of $32 million for the same period in 2011.  The $40 million year-over-year decrease in cash flow was primarily attributed to higher payments on postretirement obligations and increased growth capital expenditures.  The seasonal net working capital build was lower in the first quarter of 2012 as compared to the first quarter of 2011 due to a significant improvement in accounts receivable which more than offset a strategic increase in inventory levels in advance of planned start-ups of the Saflex Suzhou China sheet expansion and the Gent Belgium Saflex acoustic line in the second quarter of 2012. In addition, inventory levels of Therminol in Technical Specialties were higher in preparation for delivery of large concentrating solar projects starting early 2013.  Also negatively impacting cash from operating activities in the quarter were payments of $9 million related to the pending merger with Eastman Chemical Company. A cash dividend of $.0375 per share on the Company’s common stock was paid on March 15, 2012 to shareholders of record at the close of business on February 15.

Outlook

As previously announced, in February 2012, Solutia expects to generate full-year  2012 revenue between $2.125 billion and $2.275 billion and Adjusted EPS in the range of $2.00 to $2.30.

Status of Eastman Chemical Transaction

The completion of the Eastman Chemical transaction remains subject to approval by Solutia’s shareholders and receipt of required regulatory approvals as well as other customary closing conditions. The waiting period under the Hart-Scott-Rodino (HSR) Act expired on March 28, 2012. South Korea cleared the merger on March 23, 2012.    On April 16, 2012, the Anti-Monopoly Bureau of the Ministry of Commerce of the People’s Republic of China and on April 25, 2012 the Ukrainian authorities granted clearance for this transaction.  The parties also received notification from the European Commission that they formally accepted their filing on April 16, 2012, which will start the waiting period.  The transaction is expected to close in mid-2012.

First Quarter Conference Call

There will be no conference call for first quarter earnings due to the pending acquisition by Eastman Chemical.

Important Information Regarding Outlook

There is no guarantee that Solutia will achieve its projected financial expectation for 2012 which is based on management estimates, currently available information and assumptions which management believes to be reasonable.   Such forward-looking statements are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

SOLUTIA INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,

	2012	2011

Net Sales	$498	$509
Cost of goods sold	340	347
Gross Profit	158	162
Selling, general and administrative expenses	75	62
Research and development expenses	8	6
Other operating income, net	(1)	(11)
Operating Income	76	105
Interest expense	(23)	(28)
Other loss, net	-	(1)
Loss on debt modification	-	(2)
Income from Continuing Operations Before Income Tax Expense	53	74
Income tax expense (benefit)	(1)	8
Net Income	54	66
Net income attributable to noncontrolling interest	1	1
Net Income attributable to Solutia	$53	$65

Basic and Diluted Income per Share attributable to Solutia:
Basic Net Income	$0.44	$0.54
Diluted Net Income	$0.43	$0.54

SOLUTIA INC.
CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(Dollars in millions, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS
Current Assets:
Cash and cash equivalents	$108	$113
Trade receivables, net of allowances of $6 in 2012 and 2011	221	236
Miscellaneous receivables	74	75
Inventories	384	335
Prepaid expenses and other assets	28	27
Current assets of discontinued operations	1	1
Total Current Assets	816	787
Net Property, Plant and Equipment	953	945
Goodwill	789	783
Net Identified Intangible Assets	916	916
Other Assets	90	95
Total Assets	$3,564	$3,526

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$181	$186
Accrued liabilities	210	227
Current liabilities of discontinued operations	5	8
Total Current Liabilities	396	421
Long-Term Debt	1,338	1,337
Postretirement Liabilities	287	308
Environmental Remediation Liabilities	219	227
Deferred Tax Liabilities	183	190
Non-current Liabilities of Discontinued Operations	18	18
Other Liabilities	96	98

Commitments and Contingencies (Note 8)

Equity:
Common stock at $0.01 par value; (500,000,000 shares authorized, 124,245,832 and
123,316,852 shares issued in 2012 and 2011, respectively)	1	1
Additional contributed capital	1,672	1,651
Treasury shares, at cost (1,511,054 in 2012 and 1,247,183 in 2011)	(20)	(13)
Accumulated other comprehensive loss	(248)	(279)
Accumulated deficit	(388)	(441)
Total Shareholders’ Equity attributable to Solutia	1,017	919
Equity attributable to noncontrolling interest	10	8
Total Equity	1,027	927
Total Liabilities and Equity	$3,564	$3,526

See accompanying Notes to Consolidated Financial Statements.

SOLUTIA INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)
	Three Months Ended
	March 31,
	2012	2011
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
OPERATING ACTIVITIES:
Net income	$54	$66
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	30	32
Pension contributions in excess of expense	(18)	-
Other postretirement benefit contributions in excess of expense	-	(4)
Amortization of debt issuance costs and discount	1	1
Deferred income taxes	(6)	6
Share-based compensation expense	6	5
Other charges:
Other (gains) charges, including restructuring expenses	15	(3)
Changes in assets and liabilities:
Income taxes payable	3	(3)
Trade receivables	15	(37)
Inventories	(51)	(23)
Accounts payable	6	16
Environmental remediation liabilities	(8)	(1)
Other assets and liabilities	(28)	(6)
Cash Provided by Operations – Continuing Operations	19	49
Cash Provided by (Used in) Operations – Discontinued Operations	(3)	3
Cash Provided by Operations	16	52

INVESTING ACTIVITIES:
Property, plant and equipment purchases	(27)	(17)
Restricted cash	-	(5)
Asset disposals and investment sales	-	29
Other	-	1
Cash Provided by (Used in) Investing Activities	(27)	8

FINANCING ACTIVITIES:
Payment of long-term debt obligations	-	(77)
Purchase of treasury shares	(7)	(2)
Stock option exercises	15	2
Other, net	(4)	(3)
Cash Provided by (Used in) Financing Activities	4	(80)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	2	2

DECREASE IN CASH AND CASH EQUIVALENTS	(5)	(18)
CASH AND CASH EQUIVALENTS:
Beginning of period	113	191
End of period	$108	$173

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash payments for interest	$21	$26
Cash payments for income taxes, net of refunds	$9	$14
Cash payments related to the pending merger with Eastman Chemical Company	$9	$-

Non-Cash Investing Activities:
Capital expenditures included in accounts payable	$8	$7

See accompanying Notes to Consolidated Financial Statements.

The table below is provided to assist the reader with comparability between the three months ended March 31, 2012 and comparable period in 2011 by providing consolidated and segment net sales, Segment Profit (1) and Adjusted EBITDA (2).

Consolidated and segment Net Sales, Segment Profit(1) and Adjusted EBITDA(2) three months ended March 2012 and 2011

	Three Months Ended March 31,
From Continuing Operations (in millions)	2012	Adjust- ments(3)	2012 As Adjusted	2011	Adjust- ments(3)	2011 As Adjusted	% change
Net Sales
Advanced Interlayers	$203		$203	$213		$213	-5%
Performance Films	85		85	76		76	12%
Technical Specialties	210		210	220		220	-5%
Unallocated and Other	-		-	-		-	n/m
Total	$498		$498	$509		$509	-2%

Segment Profit(1) and Adjusted EBITDA(2)
Advanced Interlayers	$40	$-	$40	$49	$-	$49	-18%
Performance Films	12	4	16	19	-	19	-16%
Technical Specialties	84	-	84	98	(17)	81	4%
Unallocated and Other	(31)	17	(14)	(31)	17	(14)	0%
Total	$105	$21	$126	$135	$-	$135	-7%

(1)
Segment Profit is defined as income from continuing operations attributable to Solutia before interest expense, loss on debt  modification, income taxes, depreciation and amortization.  Foreign currency gains/losses are included in Unallocated and Other.

(2)	Adjusted EBITDA is Segment Profit (as defined above), excluding Adjustments (as defined below).
(3)	Adjustments include Events Affecting Comparability (see separate table) and non-cash share-based compensation expense.

Use of Non-U.S. GAAP Financial Information and Reconciliation to Comparable GAAP Number

For the purpose of this press release, the company has used certain financial measures such as Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings per Share that are considered “non-GAAP financial measures.”  Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings per Share are intended to supplement investors’ understanding of our operating performance.  These non-GAAP financial measures are not intended to be performance measures that should be regarded as an alternative to or more meaningful than other GAAP measures and may not be comparable to similarly titled measures presented by other companies.

Adjusted EBITDA is defined as income from continuing operations attributable to Solutia before interest expense, loss on debt modification, income taxes, depreciation and amortization, certain gains and losses that affect comparability and non-cash share-based compensation expense.  Adjusted Earnings is defined as income from continuing operations attributable to Solutia excluding certain gains and losses, net of tax, that affect comparability.  Adjusted Earnings per Share is defined as Adjusted Earnings divided by weighted average diluted shares outstanding.  We believe Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings per Share assist us in comparing our performance over various reporting periods and against our peers on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance.  Further, we believe Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings per Share are useful to investors.  The compensation committee of our board of directors determines the annual incentive compensation for certain members of our management based, in part, using each of these financial measures.

We are unable to reconcile our Adjusted EPS projections to comparable GAAP numbers because of the difficulty in predicting adjustments that would be required such as, but not limited to, income taxes, depreciation, amortization and other items.

Reconciliation of Net Income attributable to Solutia to Adjusted EBITDA

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in millions)	2012	2011
Net Income attributable to Solutia	$53	$65

Plus:
Income tax expense (benefit)	(1)	8
Interest expense	23	28
Loss on debt extinguishment or modification	-	2
Depreciation and amortization	30	32

Subtotal	$105	$135

Plus:
Events affecting comparability (1)	15	(5)
Non-cash share-based compensation expense	6	5

Adjusted EBITDA	$126	$135

(1) See table of Summary of Events Affecting Comparability

Reconciliation of Income from Continuing Operations attributable to Solutia to Adjusted Earnings and Calculation of Adjusted Earnings Per Share

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in millions, except per share amounts)	2012	2011
Income from Continuing Operations attributable to Solutia	$53	$65

Plus: Events affecting comparability, net of tax (1)	15	(5)

Adjusted Earnings	$68	$60

Weighted average diluted shares outstanding	122.6	121.2
Adjusted Earnings per Share	$0.55	$0.50

(1) See table of Summary of Events Affecting Comparability

Summary of Events Affecting Comparability

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
(in millions)	2012	2011

Plant closures, divestitures and other restructuring:
Severance and other charges related to the relocation of our European regional headquarters	$-	$12
Gain on certain other rubber chemicals divestitures	-	(17)
Acquisition- and merger-related costs:
Inventory step-up related to the Southwall acquisition	2	-
Acquisition-related expenses on the Southwall acquisition and the pending Eastman merger	13	-
Adjusted EBITDA Impact	$15	$(5)
Charges related to the modification of our 2017 Term Loan	-	2
Pre-tax Income Statement Impact	$15	$(3)
Income tax impact	-	(2)
After-tax Income Statement Impact	$15	$(5)

Advanced Interlayers Highlights

$ Millions	Q1 2012	Q1 2011	Y-o-Y Chg
Net Sales	$203	$213	(5%)
Adj. EBITDA (1)	$40	$49	(18%)
Adj. EBITDA margin	20%	23%	(13%)

			Qtr Y-o-Y
Net Sales change	Volume/Mix		(5%)
	Selling Price		1%
	Currency		(1%)
	Acquisitions		---
	Total		(5%)

Adj. EBITDA (1) change	Volume/Mix (2)		($3)
	Selling Price		$2
	Currency		---
	Raw Material Prices		($7)
	Mfg. Cost		($1)
	SG&A/Other		---
	Total		($9)

(1)	Non GAAP measure, see reconciliations
(2)	Volume/Mix includes impact of acquisitions

Performance Films Highlights

$ Millions	Q1 2012	Q1 2011	Y-o-Y Chg
Net Sales	$85	$76	12%
Adj. EBITDA (1)	$16	$19	(16%)
Adj. EBITDA margin	19%	25%	(24%)

			Qtr Y-o-Y
Net Sales change	Volume/Mix		4%
	Selling Price		---
	Currency		---
	Acquisitions		8%
	Total		12%

Adj. EBITDA (1) change	Volume/Mix (2)		$3
	Selling Price		---
	Currency		---
	Raw Material Prices		($3)
	Mfg. Cost		($2)
	SG&A/Other		($1)
	Total		($3)

(1)	Non GAAP measure, see reconciliations
(2)	Volume/Mix includes impact of acquisitions

Technical Specialties Highlights

$ Millions	Q1 2012	Q1 2011	Y-o-Y Chg
Net Sales	$210	$220	(5%)
Adj. EBITDA (1)	$84	$81	4%
Adj. EBITDA margin	40%	37%	8%

			Qtr Y-o-Y
Net Sales change	Volume/Mix		(7%)
	Selling Price		5%
	Currency		---
	Divestitures		(3%)
	Total		(5%)

Adj. EBITDA (1) change	Volume/Mix		($8)
	Selling Price		$12
	Currency		$1
	Raw Material Prices		($10)
	Mfg. Cost		$10
	SG&A/Other		($1)
	Total		$3

(1)	Non GAAP measure, see reconciliations

###

Notes to Editor:  SOLUTIA and the Radiance Logo™ and all other trademarks listed below are trademarks of Solutia Inc. and/or its affiliates

Forward Looking Statements
This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions.  These statements are based on management’s current expectations and assumptions about the industries in which Solutia operates.  Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those risk and uncertainties described in Solutia’s most recent Annual Report on Form 10-K, including under “Cautionary Statement About Forward Looking Statements” and “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q.  These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com.  Solutia disclaims any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence.

Forward Looking Statements

This communication may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “may,” “will,” “intends,” “plans,” “estimates” or “anticipates,” or other comparable terminology, or by discussions of strategy, plans or intentions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements regarding the proposed merger; prospective performance and opportunities of Solutia and Eastman and the outlook for their businesses; the development and delivery of new products; the anticipated timing and success in obtaining filings and approvals relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger considering the various closing conditions; and any assumptions underlying any of the foregoing. These statements are based on Solutia’s management’s current expectations and assumptions, including assumptions about the industries in which Solutia operates. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. For example, (1) Solutia may be unable to obtain stockholder approval required for the merger; (2) the companies may be unable to obtain regulatory approvals required for the merger; (3) the conditions to the closing of the merger may not be satisfied or satisfaction of the conditions may delay or prevent the closing of the merger; (4) an unsolicited offer of another company to acquire assets or capital stock of Solutia could interfere with the merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve synergies or other benefits of the merger or it may take longer than expected to achieve those synergies or benefits; (7) the merger may involve unexpected costs, unexpected liabilities or unexpected delays or other adverse effects on the companies; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (10) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (11) the companies may be adversely affected by other economic, business, and/or competitive factors. Discussions of some of these other important factors and assumptions are described in Solutia’s most recent Annual Report on Form 10-K, including under “Risk Factors”, and Solutia’s quarterly reports on Form 10-Q and those risks and uncertainties described in Eastman’s most recent Annual Report on Form 10-K, including under “Risk Factors”, and Eastman’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Solutia’s website at www.solutia.com and the “Investor Relations” section of Eastman’s website at www.eastman.com, respectively. The Company and Eastman disclaim any intent or obligation to update or revise any forward-looking statements in response to new information, unforeseen events, changed circumstances or any other occurrence except as required by law.

Additional Information about the Merger and Where to Find It

Eastman has filed with the SEC an amended registration statement on Form S-4 that includes a proxy statement of Solutia and a prospectus of Eastman, each subject to completion, relating to the merger. Investors and stockholders of Solutia and Eastman are urged to read the final proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information about the merger. These documents (and all other materials filed by Solutia or Eastman with the SEC) will be available at no charge on the SEC’s website at www.sec.gov. The final proxy statement/prospectus will be mailed to stockholders of Solutia when it becomes available. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger because they will contain important information about the merger and the parties to the merger.

Participants in the Merger Solicitation

Solutia, Eastman and certain of their directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies of Solutia’s stockholders in connection with the merger. Information regarding Eastman’s directors and executive officers is available in Eastman’s proxy statement filed with the SEC on March 24, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the final proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, no shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Corporate Profile

Solutia is a market-leading performance materials and specialty chemicals company. The company focuses on providing solutions for a better life through a range of products, including: Saflex® polyvinyl butyral interlayers for glass lamination and for photovoltaic module encapsulation and VISTASOLAR® ethylene vinyl acetate films for photovoltaic module encapsulation;  LLumar®, Vista™, EnerLogic®, FormulaOne®, Gila®, V-KOOL®, Huper Optik®, IQue™, Sun-X™ and Nanolux™ aftermarket performance films for automotive and architectural applications; XIR® and Heat Mirror® performance films that are incorporated into aftermarket window films, laminated glass products and suspended insulated glass units for use in automotive and architectural applications.  Flexvue™ advanced film component solutions for solar and electronic technologies; and technical specialties products including Crystex® insoluble sulfur, Santoflex® PPD antidegradants, Therminol® heat transfer fluids and Skydrol® aviation hydraulic fluids. Solutia's businesses are world leaders in each of their market segments. With its headquarters in St. Louis, Missouri, USA, the company operates globally with approximately 3,400 employees in more than 50 worldwide locations. More information is available at www.Solutia.com.

Source: Solutia Inc.
St. Louis
4/27/2012